Exhibit 99.1
Dream Finders Homes Releases Investor Presentation to Reaffirm Acquisition Proposal for Beazer Homes and Opportunity to Create Value for Shareholders
Outlines Beazer management’s persistent failure to deliver competitive margins, growth, returns and shareholder value
Highlights proposal’s superior shareholder value compared to Beazer’s standalone prospects
Urges Beazer to engage constructively and let shareholders decide on all-cash offer
Investor presentation available at announcement.dreamfindershomes.com
JACKSONVILLE, Fla.— (May 21, 2026) — Dream Finders Homes, Inc. (“Dream Finders”, “DFH”) (NYSE: DFH), today made available an investor presentation in connection with its proposal to acquire Beazer Homes USA, Inc. (“Beazer”, “Beazer Homes”) (NYSE: BZH). The investor presentation is available at announcement.dreamfindershomes.com and will be filed with the U.S. Securities and Exchange Commission.

On May 5, 2026, Dream Finders submitted a proposal to acquire Beazer Homes in an all-cash transaction at $25.75 per share, representing an approximate 40% premium to Beazer’s closing share price on May 5, 2026, and reflecting a total equity value of approximately $704 million. In rejecting the proposal and refusing to engage, Beazer’s Board of Directors (the “Beazer Board”) offers no credible basis for its assertion that Dream Finders’ offer undervalues the company. Instead, the Beazer Board is asking shareholders to overlook Beazer’s prolonged underperformance and to continue relying on a standalone strategy that has consistently produced weak margins, lagging growth and poor returns.
Dream Finders believes Beazer shareholders deserve additional information on why the Beazer Board and management should move swiftly to engage. Highlights from the investor presentation include:
1.Beazer has been one of the worst-performing public homebuilders for at least a decade. By the measures that matter most to shareholders, Beazer has consistently underperformed in the homebuilding sector:
•Worst margin performance: Beazer trails average small and mid-cap peers’ last 12-month (“LTM”) adjusted gross margin and pre-tax margin by 640 basis points and 1,040 basis points, respectively.1
•Poor execution: Beazer is the only small or mid-cap homebuilder peer to report two consecutive quarters of operating losses as of the latest quarter.
•Lagging growth: Beazer lags peers by 1,480 basis points on average home closings growth over the last 10 years.
•Consistent share price underperformance: Beazer has significantly underperformed against homebuilding benchmarks. Since 2011, Beazer’s share price has declined 30%, while the iShares U.S. Home Construction ETF (“ITB”) and State Street SPDR S&P Homebuilders ETF (“XHB”) have increased 606% and 490%, respectively, over the same period. Over the last five years, Beazer declined 26%, compared with increases of 21% for ITB and 29% for XHB. Over the LTM period, Beazer declined 13%, compared with 0% for ITB and an increase of 6% for XHB.
1 Peers referenced are CCS, DFH, GRBK, KBH, LGIH, MHO and MTH.

2.Beazer’s flawed strategy has failed investors. Beazer’s standalone strategy has not delivered for shareholders and we believe it is not suited to the current market environment:
•Misguided operating strategy: Beazer has focused on energy-efficient homes that are cost-prohibitive for value-oriented buyers at a time when affordability is a top consumer concern, resulting in the worst adjusted gross margin among homebuilding peers.
•Flawed capital allocation strategy: Beazer has prioritized growing book value per share through share repurchases funded by land sales rather than productively deploying its assets to generate returns for its shareholders, essentially ceding its core responsibility to other homebuilders.
•One of the highest levered homebuilders: Beazer has the highest leverage of small and mid-cap homebuilder peers, with a 12.7x net debt to LTM EBITDA, yet continues to prioritize repurchasing shares in lieu of deleveraging or improving profitability in the current environment.
•Loss of management credibility: Analysts have materially reduced estimates following FYQ2 2026 results, showing their lack of confidence in Beazer’s direction.
3.Beazer’s singular focus on book value per share has been detrimental. Beazer’s emphasis on book value per share has not translated to shareholder value:
•Book value per share, on its own, is not a credible measure of success: In the homebuilding industry, price to book value is directly correlated to the ability to generate returns, which Beazer has failed to do with an average return on equity (“average ROE”) lagging small and mid-cap peers by 1,510 basis points.
•The market consistently prices Beazer below its book value: Beazer’s inability to generate returns is reflected in its poor share price, trading at an approximately 30% to 50% discount to book value per share over the last 10 years.
4.Dream Finders is the ideal owner for Beazer. Dream Finders has a track record of strong performance, demonstrating the ability to integrate acquired businesses effectively, deliver positive results, and create long-term shareholder value:
•Superior growth and profitability: From 2023 to 2025, Dream Finders outperformed Beazer by 700 basis points in home closings compounded annual growth rate and 500 basis points in average gross margin.
•Superior returns: Over the same period, Dream Finders delivered superior returns with an average ROE of 27% compared to Beazer’s 9%.
•Proven transaction experience: Dream Finders has a proven playbook and successful track record of creating value in land-light M&A, having successfully acquired and integrated 10 transactions over the last seven years.

“The status quo is clearly failing: Beazer is an underperformer and consistently ranks last across every relevant metric among publicly traded homebuilder peers,” said Patrick Zalupski, Chairman and Chief Executive Officer of Dream Finders. “We believe the Beazer Board is failing to fulfill its fiduciary duties, as its refusal to engage on our compelling acquisition proposal is not in the best interest of shareholders.”
Zalupski continued, “Dream Finders is the ideal owner for Beazer. Our land-light operating model and proven management team have delivered superior results. We remain fully committed to pursuing this transaction and firmly believe that our offer is the best path forward for Beazer’s shareholders – delivering immediate and compelling value. We urge all shareholders to encourage the Beazer Board to engage meaningfully and constructively with us.”
Advisors
Goldman Sachs & Co. LLC, BofA Securities, Zelman & Associates and Vestra Advisors are acting as financial advisors to Dream Finders, Foley & Lardner is acting as legal counsel and Edelman Smithfield is acting as strategic communications advisor.
Financing
Kennedy Lewis has provided Dream Finders with a highly confident letter in connection with land bank financing related to the proposed transaction. Dream Finders has also obtained letters from Goldman Sachs & Co. LLC and BofA Securities stating that they are highly confident that financing for the transaction can be arranged in the capital markets.
About Dream Finders Homes
Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Washington D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders Homes is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.

Forward-Looking Statements
This communication, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should”, “propose”, “projecting”, “driving”, “confidence” and similar expressions, including statements regarding the proposed transaction, benefits and synergies of the proposed transaction and future opportunities for the combined company, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to the ultimate outcome of any possible transaction between Dream Finders Homes and Beazer, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those described herein; uncertainties as to whether Beazer will cooperate with Dream Finders regarding the proposed transaction; Dream Finders Homes’ ability to consummate the proposed transaction with Beazer; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; Dream Finders Homes’ ability to finance the proposed transaction with Beazer; the possibility that Dream Finders may be unable to achieve expected synergies within the expected time-frames or at all and to successfully integrate Beazer’s operations, the retention of certain key employees may be difficult; and general economic conditions that are less favorable than expected. All forward-looking statements are based on Dream Finders Homes’ beliefs as well as assumptions made by and information currently available to Dream Finders Homes. These statements reflect Dream Finders Homes’ current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement, except as may be required by applicable law.
Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal that Dream Finders Homes has made for a business combination transaction. In furtherance of this proposal and subject to future developments, Dream Finders Homes (and, if applicable, Beazer) may file one or more registration statements, proxy statements, tender offer statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Dream Finders and/or Beazer may file with the SEC in connection with the proposed transaction.
Contacts:
Investor Contacts:
Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
+1 (212) 750-5833
Media Contact:
 DFH@edelmansmithfield.com
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